UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

ShotSpotter, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Gateway Blvd., Suite 210 Newark, California		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 794-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, on September 27, 2018, ShotSpotter, Inc. (the “Company”) entered into a Credit Agreement with Umpqua Bank (the “Credit Agreement”), which allows the Company to borrow up to $10.0 million under a revolving loan facility.

On May 21, 2019, the Company and Umpqua entered into a First Amendment to Credit Agreement (the “Amendment”) in connection with the Company’s Board of Directors’ authorization of a stock repurchase program of up to $15 million of the Company’s common stock, which was announced on May 23, 2019 (see Item 8.01 below).  In particular, the Amendment revised the negative covenant restricting the Company’s ability to repurchase its equity interests to increase the size of the existing basket.  In addition, the Amendment revised the financial covenant relating to the amount of unrestricted cash and cash equivalents that the Company is required to maintain at all times and the minimum profitability covenant. There are no amounts outstanding under the Umpqua Credit Agreement as of the date of this Current Report.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On May 23, 2019, the Company announced that its Board of Directors had approved a stock repurchase program for up to $15 million of its common stock. The shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or by other methods in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management in its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements. The stock repurchase program does not obligate the Company to purchase any particular amount of common stock and may be suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Credit Agreement by and between ShotSpotter, Inc. and Umpqua Bank, dated May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ShotSpotter, Inc.

Date: May 23, 2019	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer

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